THIRD AMENDMENT TO
                           LETTER OF CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT (the "Third Amendment") dated as of March 27, 1996, by and among CATALINA INDUSTRIES, INC. D/B/A DANA LIGHTING, a Florida corporation (the "Company"), the corporations designated as guarantors (collectively, the "Guarantors") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Company, Guarantors and the Bank have entered into that certain Letter of Credit Agreement dated as of May 1, 1995, as amended by that certain First Amendment to Letter of Credit Agreement dated as of June 30, 1995, and as further amended by that certain Second Amendment to Letter of Credit Agreement and First Amendment to Security Agreement dated as of December 28, 1995 (the "Letter of Credit Agreement"); and

         WHEREAS, the Company and the Guarantors have requested that the Letter of Credit Agreement be amended to revise certain financial covenants contained in Annex VI attached to said Letter of Credit Agreement and incorporated therein by reference; and

         WHEREAS, the Bank has agreed to amend the Letter of Credit Agreement to provide for the foregoing, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT TO LETTER OF CREDIT AGREEMENT. The Letter of Credit Agreement is hereby amended by deleting Annex VI attached thereto and, in lieu thereof, substituting therefore Annex VI attached hereto as Exhibit "A."

2. COUNTERPARTS. The Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and permitted assigns.

3. CAPITALIZED TERMS. All capitalized terms contained herein shall have the meanings assigned to them in the Letter of Credit Agreement unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

4. RATIFICATION OF LOAN DOCUMENTS; MISCELLANEOUS. The Letter of Credit Agreement as amended hereby shall remain in full force and effect and this Third Amendment to Letter of Credit Agreement shall not be deemed a novation. Each and every reference to the Letter of Credit Agreement and any other Operative Documents shall be deemed to refer to the Letter of Credit Agreement as amended by the Third Amendment. The Company and the Guarantors hereby acknowledge and represent that the Operative Documents, as amended, are, as of the date hereof, valid and enforceable in accordance with their respective terms and are not subject to any defenses, counterclaims or right of set-offs whatsoever.

5. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE EFFECTIVE UPON ACCEPTANCE BY THE BANK IN FLORIDA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


                 (BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.


                                    COMPANY:

                                    CATALINA INDUSTRIES, INC. d/b/a Dana
                                    Lighting


                                    By: /s/ DEAN RAPPAPORT
                                       ----------------------------
                                       Dean Rappaport
                                       Vice President
(CORPORATE SEAL)


                                    GUARANTORS:

                                    CATALINA LIGHTING, INC.


                                    By: /s/ DEAN RAPPAPORT
                                       -----------------------------
                                       Dean Rappaport
                                       Executive Vice President


                                    CATALINA REAL ESTATE TRUST, INC.


                                    By: /s/ DEAN RAPPAPORT
                                       ------------------------
                                       Dean Rappaport
                                       Vice President


                                    ANGEL STATION, INC.


                                    By: /s/ DEAN RAPPAPORT
                                       -----------------------
                                       Dean Rappaport
                                       Vice President

                                    MERIDIAN LAMPS, INC.


                                    By: /s/ DEAN RAPPAPORT
                                       ---------------------------
                                       Dean Rappaport
                                       Vice President

                                    MERIDIAN LAMPS DEVELOPMENT, INC.


                                    By: /s/ DEAN RAPPAPORT
                                       -------------------------
                                       Dean Rappaport
                                       Vice President


                                    CATALINA ADMINISTRATIVE CORPORATION


                                    By: /s/ DEAN RAPPAPORT
                                       ------------------------
                                       Dean Rappaport
                                       Vice President


                                    BANK:

                                    SUNTRUST BANK, CENTRAL FLORIDA,
                                    NATIONAL ASSOCIATION f/k/a Sun Bank,
                                    National Association


                                    By: /s/ DAVID E. CROW
                                       -------------------------
                                       David E. Crow
                                       First Vice President

                                   EXHIBIT "A"

                                   ANNEX VI TO
                           LETTER OF CREDIT AGREEMENT

                           CREDIT AGREEMENT COVENANTS

                                   ARTICLE 5.

                                    COVENANTS

         So long as (i) any Acceptance Obligation or Letter of Credit Obligation is outstanding or (ii) any indebtedness or obligation is outstanding under this Agreement or any Loan Document or (iii) the Banks or the Agent shall have any obligation to make any Extension of Credit,

         A. EACH OF THE BORROWER AND THE GUARANTORS SHALL AND THE BORROWER SHALL CAUSE EACH OF ITS SUBSIDIARIES TO:

         Section 5.1. PRESERVATION OF EXISTENCE AND PROPERTIES, SCOPE OF BUSINESS, COMPLIANCE WITH LAW, PAYMENT OF TAXES AND CLAIMS. (a) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Patents, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) engage only in the manufacture, importation, distribution (within the same distribution network) and warehousing of light fixtures, ceiling fans, security lighting and other consumer products, (d) comply with all Applicable Laws, (e) pay or discharge when due all Taxes owing by it or imposed upon its property (for the purposes of this clause, such Taxes shall be deemed to be due on the date after which they become delinquent), and all Liabilities which might become a Lien on any of its properties (other than any Tax or Liability to the extent secured by a Permitted
Lien) and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations hereunder will at all times be valid and binding and enforceable in accordance with their respective terms, except that this Section 5.1 (other than clauses (a), insofar as it requires the Borrower and the Guarantors to preserve their corporate existence, (c) and (e)) shall not apply in any circumstance where noncompliance, together with all other noncompliances, will not have a Materially Adverse Effect on (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) this Agreement or the other Loan Documents.

         B. THE BORROWER AND THE GUARANTORS SHALL, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO:

         Section 5.2. INSURANCE. Maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses, or as may be required by the Security Agreement or by Applicable Law, or as may be reasonably requested by the Agent.

         Section 5.3. USE OF PROCEEDS. Except as otherwise provided in Section 5.6, use any Extension of Credit only (a) for the manufacture, purchase, importation or shipment of inventory, (b) for refinancing certain Existing Debt,
(c) for working capital purposes, and (d) for interim financing for the Tupelo Project pending reimbursement from the proceeds of the Mississippi Business Finance Corporation taxable variable rate industrial development revenue bonds, Series 1995 (Dana Lighting, Inc. Project). None of the proceeds of any of the Extensions of Credit shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meeting of Regulation U and X) or to extend credit or otherwise for the purpose of purchasing or carrying any margin stock. If requested by the Agent, the Borrower will furnish to the Agent statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         C.       THE BORROWER AND THE GUARANTORS SHALL NOT, DIRECTLY OR
INDIRECTLY:

         Section 5.4. GUARANTIES. Become or remain liable with respect to any Guaranty of any Liability of any other Person, except that this Section 5.4 shall not apply to (a) Existing Guaranties and (b) Permitted Guaranties.

         Section 5.5. LIENS. Without the Required Banks' prior written consent, create, assume or incur, or permit or suffer to exist or to be created, assumed or incurred, any Lien upon any of their respective properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 5.5 shall not apply to (a) Permitted Liens, (b) the Security Interest, and (c) Liens in favor of Trust Company Bank with respect to Factored Receivables; PROVIDED, HOWEVER, that if, notwithstanding this Section 5.5, any Lien which this Section prohibits shall be created or arise, all obligations under this Agreement of the Borrower or any Guarantor or Subsidiary whose property or asset is subject to such Lien shall automatically be secured by such Lien equally and ratably with the other Debts secured thereby, and the holder of such other Debt, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks and the Agent on that basis, the proceeds of such Lien, whether or not the Banks' security interest shall be perfected, PROVIDED, FURTHER, HOWEVER, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a default in the performance or observance of this Section 5.5.

         Section 5.6. MERGER, CONSOLIDATION, ACQUISITIONS AND DISPOSITION OF ASSETS. Without the Required Banks' prior written consent, (a) merge or consolidate with any Person, except that, if after giving effect thereto no Default would exist, this Section 5.6 shall not apply to (i) any merger or consolidation of the Borrower with any Subsidiary, provided that the Borrower shall be the continuing entity, or (ii) any merger or consolidation of any Subsidiary with any other Subsidiary if, after giving effect thereto, the continuing entity is a Wholly-Owned Subsidiary of the Borrower that has no Liabilities other than Permitted Debt, (b) except as provided in Section 5.18(g), purchase, lease or otherwise acquire for cash or other consideration (not including the Capital Securities of Borrower) all or any substantial portion of the assets of any other Person (which for the purposes of this Section shall mean more than 10% of the gross assets of such Person or any business unit), or (c) except as provided in Section 5.10(b), sell, lease, transfer or otherwise dispose of any assets, except that this Section 5.6 shall not apply to any creation of a Permitted Lien or any disposition (i) of assets in the ordinary course of business or (ii) of any retired property not used or useful in its business, PROVIDED, HOWEVER, that prior to taking any action as provided in this Section 5.6 which does not require the prior written consent of the Required Banks, the Agent shall be furnished written notice thereof by the Borrower or Guarantor.

         Section 5.7. TRANSACTIONS WITH AFFILIATES. Effect any transaction with any Affiliate (except for transactions among the Borrower and Guarantors (a) involving Inventory at not less than cost or (b) involving Accounts at not less than the face value thereof) on a basis less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, except this Section 5.7 shall not prohibit any transaction permitted pursuant to Section 5.18(a) or (f).

         Section 5.8. TAXES OF OTHER PERSONS. (a) File a consolidated tax return with any other Person other than the Borrower and its Consolidated Subsidiaries, or (b) except as required by Applicable Law pay any Taxes owing by any Person other than the Borrower and its Consolidated Subsidiaries.

         Section 5.9. LIMITATION ON RESTRICTIVE COVENANTS. Enter into any Contract, or otherwise create or cause or permit to exist or become effective any consensual restriction, limiting the ability (whether by covenant, event of default or otherwise) of any of their respective Subsidiaries to (a) pay dividends or make any other distributions on shares of their capital stock held by the Borrower or any of its Subsidiaries, (b) pay any obligation owed to the Borrower or any of its Subsidiaries, (c) make any loans or advances to or investments in the Borrower or in any of its Subsidiaries, (d) transfer any of their respective properties or assets to the Borrower or any of its Subsidiaries, or (e) create any Lien upon their respective properties or assets whether now owned or hereafter aquired or upon any income or profits therefrom, except that this Section 5.9 shall not apply to Permitted Restrictive Covenants or the Security Interest.

         Section 5.10. ISSUANCE OR DISPOSITION OF CAPITAL SECURITIES. Issue any of their respective Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any of their respective Subsidiaries, except that this
Section 5.10 shall not apply to: (a) any issuance by the Borrower of any of its Capital Securities; (b) any issuance by a Subsidiary of its Capital Securities to the Borrower provided that such shares are promptly delivered to the Agent in pledge pursuant to the terms of the Pledge Agreement; provided, however, that except for Catalina Canada, in which case 51% of its outstanding Capital Securities must be delivered to the Agent pursuant to the Pledge Agreement, no such Capital Securities of any other Foreign Subsidiary must be so delivered in pledge and the Borrower, the Guarantors or any other Subsidiary may sell or dispose of shares of a Foreign Subsidiary so long as (i) any such issuance or sale shall occur within one hundred twenty (120) days after the creation and acquisition of such Foreign Subsidiary, (ii) at the time of the issuance or sale, no Default or Event of Default shall exist hereunder, and (iii) any such Foreign Subsidiary shall not at the time of such sale or thereafter own any shares of the Capital Securities of any other Subsidiary other than Capital Securities of Foreign Subsidiaries acquired by the Borrower, a Guarantor or another Subsidiary from a third party or created after the date of this Agreement; and (c) any disposition by any Guarantor of any Capital Securities of a Subsidiary to the Borrower or another Guarantor, provided that, except as otherwise provided in (b) above, such shares shall continue to be subject to the pledge under the Pledge Agreement.

         Section 5.11. PERMITTED DEBT. Without the Required Banks' prior written consent, create, incur, assume or suffer to exist any Debt, other than:

                  (a) Debt arising under this Agreement or the other Loan Documents,

                  (b)      Existing Debt,

                  (c) Purchase Money Debt and Capitalized Lease Obligations incurred in the ordinary course of business after the Agreement Date which does not exceed $1,000,000 in the aggregate for all such entities at any time outstanding,

                  (d) Debt evidenced by an Intercompany Note pledged to the Agent under the Pledge Agreement,

                  (e) Subordinated Debt in form and substance acceptable in all respects to the Agent and the Required Banks and evidenced by their written consent thereto, and

                  (f) in the case of the Borrower, any other unsecured Debt which does not exceed $200,000 in the aggregate for the Borrower at any time outstanding.

                  (g) mortgage loan of Meridian Lamps, Inc. in conjunction with the issuance of tax exempt bonds by the State of Mississippi in an amount not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000.00), payable to the Bank of Mississippi, as servicing Trustee, and to the Agent as issuer of a Direct-Pay Letter of Credit issued to secure said bonds.

                  (h) mortgage loan of Borrower in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) payable to the Agent in conjunction with the refinancing of Borrower's headquarters facility in Dade County, Florida.

                  (i) mortgage loan of Dana Lighting, Inc. in conjunction with the issuance of taxable variable rate industrial development revenue bonds by the Mississippi Business Finance Corporation in an amount not to exceed Ten Million Five Hundred Thousand Dollars ($10,500,000.00), payable to the Agent as issuer of a direct pay letter of credit to secure said bonds.

         D.       THE BORROWER SHALL NOT AT ANY TIME:

         Section 5.12. MINIMUM CONSOLIDATED TANGIBLE NET WORTH PLUS SUBORDINATED DEBT.

                  (a) Permit its Minimum Consolidated Tangible Net Worth Plus Subordinated Debt to be less than $36,000,000.00 from the date hereof until September 29, 1996; $39,000,000.00 from September 30, 1996 until September 29, 1997; $43,000,000.00 from September 30, 1997 until September 29, 1998; and
$45,000,000.00 thereafter.

                  (b) Permit its Minimum Consolidated Tangible Net Worth less consolidated retained earnings of Foreign Subsidiaries, accumulated after the date of acquisition by Borrower or any of its Subsidiaries, and less amounts due to Borrower or Guarantors from Foreign Subsidiaries, including, but not limited to, investments, loans or advances, plus Subordinated Debt to be less than $25,000,000 from the date hereof until September 29, 1995; $21,000,000 from September 30, 1995 until September 29, 1996; $22,000,000 from September 30, 1996 until September 29, 1997; $26,000,000.00 from September 30, 1997 until September 29, 1998; and $27,000,000.00 thereafter.

         Section 5.13. CONSOLIDATED TOTAL LIABILITIES LESS SUBORDINATED DEBT TO CONSOLIDATED TANGIBLE NET WORTH PLUS SUBORDINATED DEBT.

         Permit the ratio of (A) Consolidated Total Liabilities less Subordinated Debt and less the Mississippi Business Finance Corporation Taxable Variable Rate Industrial Development Revenue Bonds, Series 1995 (Dana Lighting, Inc. Project) not to exceed $10,500,000.00 to (B) Consolidated Tangible Net Worth plus Subordinated Debt, to exceed 2.0:1.0.

         Section 5.14. INTEREST COVERAGE RATIO. Permit the ratio of (a) the sum of (i) Consolidated Pre-tax Income PLUS (ii) Consolidated Interest Charges to
(b) Consolidated Interest Charges, to be less than 1.0:1 for the one (1) calendar quarterly period ending December 31, 1995; less than 0.60:1 for the immediately preceding two (2) calendar quarterly periods ending March 31, 1996; less than 1.25:1 for the immediately preceding three (3) calendar quarterly periods ending June 30, 1996; less than 1.75:1 for the immediately preceding four (4) calendar quarterly period ending September 30, 1996; less than 2.0:1 for the immediately preceding four (4) calendar quarterly periods ending December 31, 1996, March 31, 1997 and June 30, 1997; less than 2.25:1 for the immediately preceding four (4) calendar quarterly periods ending September 30, 1997, December 31, 1997 and March 31, 1998; and less than 2.50:1 for the immediately preceding four (4) calendar quarterly periods ending June 30, 1998 and for said immediately preceding four (4) calendar quarterly periods ending on the last day of each calendar quarter thereafter.

         Section 5.15. MINIMUM ADJUSTED CURRENT RATIO. Permit the ratio of (a) current assets (not more than 70% of which will consist of Inventory, valued at the lower of cost or fair market value, for more than two (2) consecutive fiscal quarters) to (b) the sum of (i) current liabilities plus (ii) the sum of the undrawn face amount of each Trade Letter of Credit for which the shipping documents described therein have not been accepted by the Agent plus (iii) the sum of the undrawn face amount of each Standby Letter of Credit plus (iv) Revolving Debt to be less than 1.0:1.0.

         Section 5.16. RESTRICTED PAYMENTS. Declare or make any Restricted Payment. This Section 5.16 shall not prohibit the acquisition of the capital stock of Catalina Canada as provided in Section 5.18(f) hereof or transactions permitted by Section 5.18(g) hereof.

         E.       THE BORROWER SHALL NOT, AND SHALL NOT PERMIT ANY GUARANTOR TO:

         Section 5.17. ENVIRONMENTAL COMPLIANCE. (a) Fail to be in material compliance with all the Environmental Laws, and with any rules, regulations and administrative orders of any governmental agency, and with any judgment, decrees or orders of any court of competent jurisdiction with respect thereto, or (b) allow any of the representations contained in Section 4.8 to become untrue.

         Section 5.18. LIMITATIONS ON INVESTMENTS, LOANS AND ADVANCES. Make any advances, loans or other extensions of credit to, or equity or other investments in, any Person, except that, so long as at the time of such transaction, and immediately after giving effect thereto, no Default would exist:

                  (a) (i) any Subsidiary may make payments to the Borrower, (ii) any Subsidiary may make loans, advances, or other extensions of credit to, or equity investments in, the Borrower or any Guarantor, provided that any loans to the Borrower or any such Guarantor shall be subordinated to the payment of the Obligations on terms satisfactory to the Banks or, in the case of loans, advances or other extensions of credit made by a Guarantor to the Borrower, shall be evidenced by an Intercompany Note, and (iii) the Borrower may make loans, advances and extensions of credit to any Guarantor provided that such loans, advances and extensions of credit are evidenced by an Intercompany Note;

                  (b) the Borrower or any of its Subsidiaries may acquire and hold investments in any entity if, (i) (1) the prior written consent from the Required Banks is obtained, (2) immediately after the acquisition, the entity is a Wholly-Owned Subsidiary of the Borrower or, subject to the conditions in
Section 5.6, is merged into the Borrower or with or into any Wholly-Owned Subsidiary of the Borrower, (3) such entity is engaged in substantially the same line of business as the Borrower, and (4) prior to such acquisition the Board of Directors or similar governing body of such entity consents to such acquisition, or (ii) as otherwise provided in Section 5.6;

                  (c) the Borrower or any of its Subsidiaries may create and hold receivables owing to it if such receivables are created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (c) shall prevent the Borrower or any of its Subsidiaries from offering such concessionary trade terms in accordance with past practice, as management deems reasonable in the circumstances);

                  (d) the Borrower may make loans to its officers, all of which loans shall not exceed in aggregate principal amount at any time outstanding $300,000; and

                  (e) the Borrower and any of its Subsidiaries may acquire and hold any of the following:

                           (i)  debt securities if (a) such securities are
long-term securities and rated "A" or higher by Moody's Investors Service, Inc. ("Moody's"), or "A" or higher by Standard & Poor's Corporation ("S&P") or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (b) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof whose obligations are backed by the full faith and credit of the United States of America;

                           (ii)  commercial paper if such commercial paper is
rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P or has been given an equivalent rating by another nationally recognized statistical rating agency;

                           (iii)  certificates of deposit of, or demand or time
deposits in, Banks, National Bank of Canada, Hong Kong and Shanghai Banking Corporation Limited and Standard Chartered Bank;

                           (iv)  demand deposits for the payment of payroll
expenses, and other demand deposits not to exceed $100,000 in the aggregate, domestic or foreign banks;

                           (v)  demand deposits constituting Lockbox Accounts in
domestic banks meeting the criteria set forth in clause (iv) above;

                           (vi)  repurchase contracts covering securities that
are described in clause (i) above, and which contracts have a maturity not exceeding the date fourteen days from the date of acquisition thereof and which contracts are entered into with a bank meeting the requirements of clause (iv) above;

                           (vii)  investments in money market funds,
substantially all of whose assets are securities meeting the criteria set forth in clauses (i) and (ii) above;

                           (viii)  certificates of deposit maturing within
one (1) year from the date of issuance thereof, issued by a bank organized under the law of any jurisdiction other than the United States, any State thereof or Canada, having capital, surplus and undivided profits (or its equivalent) aggregating at least $100,000,000.00 and whose long term certificates of deposit are accorded a rating of AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investor Service Inc. or, if neither of the rating agencies referred to herein is rating financial institutions in a foreign jurisdiction in which a particular bank or trust company is organized, then certificates of deposit of banks or trust companies which have received a rating which is substantially equivalent to the rating required herein by an internationally recognized rating agency shall qualify under this clause (viii); provided the aggregate amount invested in such banks pursuant to this clause (viii) shall not at any time exceed $10,000,000.00;

                           (ix)  swap agreements, cap agreements, collar
agreements, forward contracts, options and other similar agreements and arrangements designed to protect the Borrower and its Subsidiaries against fluctuations in interest rates or currency exchange rates, entered into by the Borrower or any Subsidiary with Banks or National Bank of Canada or any bank or trust company organized under the laws of the United States or any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating at least $100,000,000.00 and whose long-term certificates of deposits are rated as provided in clause (viii) above.

                  (f) [RESERVED]; and

                  (g) the Borrower and any of its Subsidiaries may make other investments, loans and advances in addition to those permitted by the foregoing provisions of this Section 5.18 from time to time, provided that the aggregate amount of such investments, loans and advances made after September 30, 1994 shall not exceed $5,000,000.00 without the prior written consent of all Banks and, further provided that not more than $2,500,000.00 of said aggregate amount shall represent the aggregate amount of investments, loans and advances made either before or after September 30, 1994 to Catalina Lighting Mexico, S.A. DE C.V.

         F.       THE BORROWER SHALL:

         Section 5.19. ADDITIONAL GUARANTORS. Cause each Subsidiary (other than a Foreign Subsidiary) which becomes a Subsidiary after the date hereof to become a Guarantor hereunder and to become a party to the Security Agreement and the Pledge Agreement, and the Borrower shall, or shall cause its Subsidiaries to, immediately pledge 100% of the capital stock of such Subsidiary owned by it, and all notes from such Subsidiary to the Borrower and/or any of its Subsidiaries, and all notes from the Borrower and any Subsidiary to such Subsidiary, to the Bank to secure the Obligations.

         Section 5.20. SUBSTANTIVE CONSOLIDATION.   Maintain and cause the
Guarantors to maintain separate books, records and accounts from those of any Foreign Subsidiary such that: (i) the revenues of the Foreign Subsidiary will be credited to such Foreign Subsidiary's account only; (ii) all expenses incurred by the Foreign Subsidiary shall be paid only from the accounts of the Foreign Subsidiary; (iii) only officers and employees of the Foreign Subsidiary shall have the authority to make disbursements with respect to the accounts of the Foreign Subsidiary; (iv) there shall occur no sharing of accounts or funds between the Borrower and the Guarantors, on the one hand, and any Foreign Subsidiary, on the other hand; and (v) all cash and funds of the Foreign Subsidiary shall be managed separately from those of the Borrower and the Guarantors, and there shall not occur any commingling, including for investment purposes, of funds or assets of the Borrower and its Guarantors with the funds or assets of any Foreign Subsidiary.

         Section 5.21. TRANSFER OF COLLATERAL. Neither the Borrower nor any Guarantor shall transfer possession of or title to any Collateral to a Foreign Subsidiary on a basis less favorable to such Borrower or Guarantor, as the case may be, than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, without the express written consent of the Banks.